Exhibit 32.2


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

     In connection with the annual Report of Robcor Properties, Inc. on Form 10-KSB, for the period ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Timothy P. Halter, Chief Financial Officer of Robcor Properties., certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes Oxley Act, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Robcor Properties, Inc.


    Date: February 27, 2007         /s/ Timothy P. Halter
                                    --------------------------------------------
                                    Timothy P. Halter
                                    (principal financial and accounting officer)

     * A signed original of this written statement required by Section 906 has been provided to us and will be retained by us and furnished to the Securities and Exchange Commission or its staff upon request.